Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into and made effective as of September 8, 2026, by and between Trident Digital Tech Holdings Ltd, an exempted company incorporated with limited liability under the laws of the Cayman Islands (Nasdaq: TDTH) (the “Company”), and the purchasers identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company is offering and selling the Shares (as defined below) to each Purchaser in an “offshore transaction” (as defined in Regulation S) in reliance upon the safe harbor from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) provided by Rule 903 of Regulation S promulgated thereunder (“Regulation S”), and each Purchaser is acquiring the Shares outside the United States in reliance upon Regulation S;

WHEREAS, subject to the terms and conditions hereof, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, an aggregate of 20,000,000 Class B ordinary shares of the Company, par value US$0.0024 per share (each a “Share” and, collectively, the “Shares”), at a purchase price of US$0.40 per Share, for aggregate gross proceeds of US$8,000,000, payable in cash, USDT and/or USDC as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee,” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Closing” means the consummation of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the Business Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto pursuant to Section 2.1, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amounts, and (ii) the Company’s obligations to deliver the Shares have, in each case, been satisfied or waived, but in no event later than the date that is thirty (30) calendar days from the date of this Agreement or as the parties otherwise mutually agree.

“Commission” or “SEC” means the United States Securities and Exchange Commission.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Company Wallet” means the digital asset wallet address(es) designated in writing by the Company to the Purchasers for the receipt of Digital Assets.

“Digital Asset Amount” shall have the meaning ascribed to such term in Section 2.1(c).

“Digital Assets” means USDT and USDC.

“Directed Selling Efforts” shall have the meaning ascribed to the term “directed selling efforts” in Rule 902 of Regulation S.

“Exchange Act” or “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right, or other restriction.

“Material Adverse Effect” shall mean (i) a material adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Documents.

“Nasdaq” means The Nasdaq Capital Market.

“Offshore Transaction” shall have the meaning ascribed to the term “offshore transaction” in Rule 902 of Regulation S.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation, or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” shall have the meaning ascribed to such term in the Preamble.

“Regulation S” shall have the meaning ascribed to such term in the Recitals.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the Class B ordinary shares in the share capital of the Company, par value US$0.0024 per share.

“Share Purchase Price” means US$0.40 per Share.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Shares).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Shares hereunder by such Purchaser, being the product of the number of Shares set forth below such Purchaser’s name on its signature page to this Agreement multiplied by the Share Purchase Price, payable in United States dollars, USDT, USDC or any combination thereof in accordance with Section 2.1(c), as specified on such Purchaser’s signature page to this Agreement.

“Subsidiary” means any subsidiary of the Company as disclosed in the Company’s most recent annual report on Form 20-F filed with the Commission, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Shares are listed or quoted for trading on the date in question: the NYSE American, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and all exhibits and schedules thereto and hereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means VStock Transfer, LLC, the current transfer agent of the Company and any successor transfer agent of the Company.

“U.S. Person” shall have the meaning ascribed to the term “U.S. person” in Rule 902 of Regulation S.

“USDC” means USD Coin, the stablecoin pegged to the value of the U.S. dollar.

“USDT” means Tether, the stablecoin pegged to the value of the U.S. dollar.

ARTICLE II.
PURCHASE AND SALE

2.1 Purchase and Sale of the Shares.

(a) Subscription of Shares. Upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, the number of Shares set forth on such Purchaser’s signature page at the Share Purchase Price. The aggregate number of Shares to be issued and sold by the Company to all Purchasers hereunder is 20,000,000 Shares, for aggregate gross proceeds to the Company of US$8,000,000.

(b) Closing. On or prior to the Closing Date, each Purchaser shall pay to the Company its Subscription Amount in the form(s) of consideration and in the manner provided in Sections 2.1(c), and the Company shall deliver to each Purchaser the number of Shares set forth on such Purchaser’s signature page hereto; and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at such location as the parties shall mutually agree or shall take place remotely by electronic transfer of the Closing documentation.

(c) Form of Payment. Each Purchaser shall pay its Subscription Amount, at such Purchaser’s election as specified on such Purchaser’s signature page hereto, in (i) United States dollars by wire transfer of immediately available funds to the bank account designated in writing by the Company, (ii) USDT, (iii) USDC, or (iv) any combination of the foregoing. If a Purchaser elects to pay all or any portion of its Subscription Amount in Digital Assets, then, solely for purposes of determining whether such Purchaser’s Subscription Amount has been paid in full, each 1.00 USDT and each 1.00 USDC actually received by the Company shall be valued at, and treated as functionally equivalent to, US$1.00, provided that (x) the Company receives the full applicable Digital Asset Amount and (y) at the time of receipt, the applicable Digital Asset’s market price, as determined by reference to CoinMarketCap or another reputable pricing source selected by the Company in its reasonable discretion, has not deviated from US$1.00 by more than two percent (2%). If the applicable Digital Asset’s market price has so deviated, the Company may, in its sole discretion, decline to accept such Digital Assets or require the Purchaser to deliver additional Digital Assets or United States dollars to cover any resulting shortfall. If the Company receives less than the applicable Digital Asset Amount, the Purchaser shall promptly pay the resulting shortfall in United States dollars or additional Digital Assets acceptable to the Company. The Purchaser shall transfer the applicable Digital Assets solely to the Company Wallet and solely on the blockchain network designated in Exhibit A (Digital Asset Settlement Instructions) and shall verify the Company Wallet and applicable blockchain network in accordance with such Exhibit prior to making any transfer. The Purchaser shall bear all gas, network, transaction and similar fees associated with any such transfer, and only the amount of Digital Assets actually received by the Company, net of all such fees, shall be credited against the Purchaser’s Subscription Amount. Payment in Digital Assets shall be deemed made only when the Company has received the applicable Digital Assets in the Company Wallet and completed all applicable anti-money laundering and sanctions screening. The Company may decline to accept any Digital Assets that it determines, in its reasonable discretion, it is unable or unwilling to accept based on applicable anti-money laundering, sanctions, know-your-customer or source-of-funds requirements. The Company shall have no obligation to issue any Shares to a Purchaser unless and until such Purchaser’s Subscription Amount has been paid in full and accepted by the Company. The Company may convert any Digital Assets it receives into United States dollars at its discretion. The portion of a Purchaser’s Subscription Amount to be paid in Digital Assets is referred to herein as the “Digital Asset Amount.”

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchasers the following:

(i) this Agreement duly executed by the Company;

(ii) the Company’s wire instructions and, for any Purchaser paying all or a portion of its Subscription Amount in Digital Assets, the Company Wallet address and applicable network designation and the Company’s confidential settlement instructions;

(iii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver a statement to each Purchaser evidencing the number of Shares set forth on such Purchaser’s signature page to this Agreement, registered in the name of the Purchaser, or, at the election of the Purchaser, evidence of the issuance of the Purchaser’s Shares hereunder as held in book-entry form by the Transfer Agent (bearing the legend contemplated by Section 4.1(b)) and registered in the name of the Purchaser, which evidence shall be reasonably satisfactory to the Purchaser;

(iv) a copy of the resolutions of the board of directors of the Company authorizing the execution, delivery and performance of the Transaction Documents and the issuance of the Shares, certified by an officer of the Company; and

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) such Purchaser’s Subscription Amount, in the form(s) of consideration specified on such Purchaser’s signature page hereto, by wire transfer of immediately available funds to the bank account specified in writing by the Company and/or by transfer of Digital Assets to the Company Wallet, in each case in accordance with Section 2.1(c); and

(iii) a truthfully completed and duly executed Regulation S Investor Certificate in the form attached hereto as Exhibit B.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the representations and warranties of the Purchasers contained herein shall be accurate in all material respects when made and on the Closing Date (unless a representation or warranty is stated therein to be made as of a specific date, in which case it shall be accurate in all material respects as of such date), and each Purchaser shall have performed, satisfied, and complied in all material respects with the covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by each Purchaser at or prior to the applicable Closing Date; provided that if, between the date hereof and the Closing Date, any Purchaser or any of its beneficial owners becomes the subject or target of Sanctions or the subject of any enforcement action or investigation by a governmental authority relating to money laundering, terrorist financing or Sanctions, the Company shall have no obligation to consummate the Closing with respect to such Purchaser;

(ii) all obligations, covenants, and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed;

(iii) each Purchaser shall have delivered the items set forth in Section 2.2(b) of this Agreement;

(iv) each Purchaser shall have delivered to the Company a truthfully completed and duly executed Regulation S Investor Certificate in the form attached hereto as Exhibit B;

(v) with respect to any Purchaser paying all or any portion of its Subscription Amount in Digital Assets, the Company shall have completed, with results satisfactory to the Company in its reasonable discretion, its anti-money laundering, sanctions, know-your-customer and source-of-funds screening of such Digital Assets and of the wallet address(es) from which such Digital Assets are transferred; and

(vi) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(b) The respective obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the representations and warranties of the Company contained herein shall be accurate in all material respects when made and on the Closing Date (unless a representation or warranty is stated therein to be made as of a specific date, in which case it shall be accurate in all material respects as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the Company shall have delivered the items set forth in Section 2.2(a) of this Agreement;

(iv) the Company shall have submitted to Nasdaq any notification of listing of additional shares or other notice or application required by the rules of Nasdaq in connection with the issuance of the Shares;

(v) from the date hereof to the Closing Date, no Material Adverse Effect shall have occurred; and

(vi) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to the Purchasers that, as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. The Company is a company duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

(b) Exchange Act Registration. The Company has registered the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act.

(c) Authorization; Enforceability. Each of the Transaction Documents and the transactions contemplated hereby and thereby have been duly and validly authorized by the Company and all necessary actions have been taken. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) Issuance of the Shares. The Company has sufficient authorized but unissued Class B ordinary shares to permit the issuance of the Shares. The Shares have been duly authorized for issuance and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to the preemptive rights of any holders of any security of the Company or any similar rights under the Company’s constitutional documents or the laws of the Cayman Islands.

(e) No Conflicts. The execution and delivery of the Transaction Documents by Company, the issuance of the Shares in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (a) the Company’s constitutional documents, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets, except, in the case of clauses (b) and (c), as would not reasonably be expected to have a Material Adverse Effect.

(f) Consents and Approvals. No further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Shares to the Purchasers or the entering into of the Transaction Documents, except (a) such filings, notifications or approvals required to be made with or obtained from Nasdaq in connection with the listing of the Shares, (b) filings, reports or approvals required to be made with or obtained from the Cayman Islands Registrar of Companies, and (c) such filings with the SEC as otherwise publicly disclosed by the Company.

(g) SEC Reports. To the knowledge of the Company, none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. During the last twelve (12) months, Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension.

(h) Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents.

(i) No Undisclosed Financings. Company has not consummated any financing transaction that has not been disclosed in a report filed with or furnished to the SEC under the 1934 Act, including on Form 6-K.

(j) Shell Company Status. Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the Securities Act of 1933, as amended.

(k) No Reliance. Neither the Purchasers nor any of their officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, the Company is not relying on any representation, warranty, covenant or promise of the Purchasers or their officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents.

(l) Capitalization. The authorized share capital of the Company and the number of issued and outstanding shares of each class of share capital are as set forth in the Company’s most recent periodic report filed with the Commission. Except as disclosed in such filings, there are no outstanding options, warrants, rights to subscribe for, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any Shares, nor are there any agreements or arrangements under which the Company is obligated to issue any Shares.

(m) Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act and Rule 3b-4 under the 1934 Act, files annual reports with the SEC on Form 20-F and furnishes reports to the SEC on Form 6-K.

(n) Nasdaq Listing. The Shares are listed on Nasdaq. The Company has not received any written notice from Nasdaq that the Company is not in compliance with the listing or maintenance requirements of Nasdaq, except as disclosed in the Company’s filings with the SEC, and the Company has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Shares in the foreseeable future.

(o) Investment Company. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p) Sanctions; Anti-Money Laundering. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any Subsidiary is currently the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union or His Majesty’s Treasury, and, to the knowledge of the Company, the operations of the Company and the Subsidiaries are and have been conducted in compliance in all material respects with applicable anti-money laundering laws.

(q) Regulation S. The offer and sale of the Shares to the Purchasers is being made in an Offshore Transaction. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has engaged in any Directed Selling Efforts in the United States with respect to the Shares, and the Company and its Affiliates and any Person acting on its or their behalf have complied with and will comply with the offering restriction requirements of Regulation S in connection with the offer and sale of the Shares.

(r) Brokers. Except as previously disclosed to the Purchasers in writing, no broker, finder or placement agent is entitled to any fee or commission from the Company in connection with the transactions contemplated by this Agreement.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants, as of the date hereof and as of the Closing Date, to the Company as follows (unless a representation or warranty is stated therein to be made as of a specific date, in which case it shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company, or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company, or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands and agrees that the Shares have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for his, her, or its own account and not with a view to redistributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, and the Purchaser has no direct or indirect arrangements or understandings with any other persons regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business and not in concert with any other person or group (as such terms are used in Section 13(d) of the Exchange Act) for the purpose of acquiring, holding, voting or disposing of the Shares. The offer and sale of the Shares hereunder is made in reliance upon the safe harbor provided by Regulation S for offers and sales of securities made outside the United States, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein and in the Regulation S Investor Certificate.

(c) Purchaser Status. Each Purchaser represents and warrants to the Company, at the time the purchase was originated, as of the date hereof, at the time such Purchaser was or is offered the Shares and as of the Closing Date, it has been and will continue to be, as follows: (i) the Purchaser is not a U.S. Person and is not acquiring the Shares for the account or benefit of any U.S. Person; (ii) the Purchaser was outside the United States at the time the offer of the Shares was received and the buy order for the Shares was originated, and is outside of the United States as of the date of the execution and delivery of this Agreement; (iii) the Purchaser is purchasing the Shares for its own account (or, if the Purchaser is acquiring the Shares as a fiduciary or agent for one or more investor accounts, each such account is a non-U.S. Person located outside the United States and the Purchaser has full investment discretion with respect to each such account) and not on behalf of any U.S. Person, and no U.S. Person is or will be a beneficial owner of the Shares; (iv) the sale of the Shares has not been pre-arranged with a buyer in the United States, and the Purchaser has no present intention or arrangement to resell, or otherwise transfer, the Shares to a U.S. Person or into the United States; (v) the Purchaser is purchasing the Shares in an Offshore Transaction; (vi) the Purchaser did not receive the offer of the Shares as a result of, and the Purchaser is not purchasing the Shares as a result of, any Directed Selling Efforts, and no Directed Selling Efforts have been made in the United States in connection with the offer or sale of the Shares to the Purchaser; and (vii) the Purchaser agrees to resell the Shares only in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with respect to the Shares unless in compliance with the Securities Act. The Company has relied upon and will continue to rely upon the accuracy of the foregoing representation by each Purchaser without any misstatement or omission, in making the determinations as to the exemption from registration of the Shares set forth herein. The Purchaser explicitly acknowledges and agrees that any misstatement or omission with respect to the Purchaser’s non-U.S. person status may result in the Company’s reliance being invalid. The Company has relied upon and will continue to rely upon the accuracy and completeness of the information provided by the Purchaser in the Regulation S Investor Certificate, the form of which is annexed hereto as Exhibit B, without any misstatement or omission, in making the determinations set forth herein. The Purchaser acknowledges and agrees that any misstatement or omission in the Regulation S Investor Certificate may result in the Company’s reliance being invalid, and that the Purchaser shall indemnify the Company for any losses or liabilities arising from such misstatements or omissions.

(d) Experience of the Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e) Independent Investment Decision. Such Purchaser understands that nothing in the Transaction Documents or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(f) Access to Information. Such Purchaser acknowledges that he, she, or it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and all filings with the SEC by the Company and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management, and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information as the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents, and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(h) Shares Not Registered; Regulation S; Legends. Such Purchaser acknowledges and agrees that the Shares are being offered and sold in an Offshore Transaction in reliance upon Regulation S, and such Purchaser understands that the Shares have not been registered under the Securities Act or the securities laws of any state of the United States, and that the Shares may be offered, sold, pledged or otherwise transferred only (i) pursuant to an effective registration statement under the Securities Act, (ii) in an Offshore Transaction in accordance with Rule 903 or Rule 904 of Regulation S, (iii) pursuant to Rule 144, if available, or (iv) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States and any other applicable jurisdiction. Each Purchaser understands that any certificates or book-entry notations evidencing the Shares may bear one or more legends. In addition, the Shares may contain a legend regarding affiliate status of the Purchaser, if applicable.

(i) No Brokers or Finders. Except as previously disclosed to the Company prior to the date of this Agreement, neither such Purchaser nor any of its Affiliates has retained, utilized, or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor, or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

(j) Digital Assets. If such Purchaser is paying all or any portion of its Subscription Amount in Digital Assets: (i) such Purchaser has all right, title and interest in and to the Digital Assets to be transferred by it to the Company Wallet pursuant to this Agreement, free and clear of all Liens; (ii) such Digital Assets are held in a digital asset wallet held or operated by or on behalf of such Purchaser at or by an appropriately regulated custodian and/or in accordance with industry-standard security practices (the “Purchaser Digital Wallet”), and neither such Digital Assets nor the Purchaser Digital Wallet is subject to any Liens or other restrictions; (iii) such Purchaser has taken commercially reasonable steps to protect the Purchaser Digital Wallet and such Digital Assets; (iv) such Purchaser has the exclusive ability to control the Purchaser Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means, and the wallet address set forth on such Purchaser’s signature page and in the Regulation S Investor Certificate is a Purchaser Digital Wallet owned or controlled by such Purchaser; (v) such Purchaser is in compliance with all laws, rules and regulations applicable to it relating to virtual assets, digital assets or stablecoins in each jurisdiction in which it is organized, resident or otherwise subject to regulation; and (vi) such Purchaser acknowledges that the Company has no obligation to accept any digital asset other than USDT or USDC, on any network other than the network designated by the Company, or from any wallet address other than the Purchaser Digital Wallet identified by such Purchaser to the Company in writing. The Purchaser will provide the Company with reasonable information regarding the originating wallet and transaction as requested for the screening contemplated by this Agreement.

(k) Sanctions; Anti-Money Laundering; Source of Funds. Neither such Purchaser nor, to such Purchaser’s knowledge, any of its Affiliates, directors, officers, managers, members, partners, shareholders, beneficial owners, employees or agents, or any Person acting on its behalf, (i) is a Person that is, or is owned or controlled by a Person that is, the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury (collectively, “Sanctions”), or is located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions; (ii) has engaged in, is engaging in, or has attempted or conspired to engage in any money laundering, terrorist financing or other activity in violation of applicable anti-money laundering, counter-terrorist financing or financial recordkeeping laws, rules or regulations of any applicable jurisdiction (collectively, “AML Laws”); (iii) is the subject of any pending or, to such Purchaser’s knowledge, threatened investigation, inquiry, enforcement action or proceeding by any governmental authority relating to money laundering, terrorist financing, Sanctions or violations of AML Laws, or has been the subject of any such investigation, inquiry, enforcement action or proceeding that resulted in a finding of wrongdoing, penalty or sanction; or (iv) is a Person with whom the Company is prohibited from dealing under AML Laws or Sanctions. All funds and Digital Assets used by such Purchaser in connection with the transactions contemplated by this Agreement are and will be derived from legitimate sources and not from, and will not be used to facilitate, money laundering, terrorist financing or any other illegal activity, and, to such Purchaser’s knowledge after reasonable inquiry, no such Digital Assets have been derived from, or transferred to such Purchaser through, any wallet address that is the subject or target of Sanctions or any mixing, tumbling or similar anonymizing service or darknet marketplace. Such Purchaser agrees to provide to the Company, promptly upon request, such information and documentation as the Company or its custodian may reasonably request to verify the identity of such Purchaser and its beneficial owners and the source of the funds or Digital Assets used to pay the Subscription Amount, and acknowledges that the Company may decline to accept any consideration, and may decline to issue any Shares, in respect of which such information has not been provided to the Company’s reasonable satisfaction.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend, or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Shares have not been registered under the Securities Act and may only be offered, sold or otherwise disposed of in compliance with the Securities Act and applicable state and foreign securities laws. In connection with any transfer of Shares other than (i) pursuant to an effective registration statement, (ii) pursuant to Rule 144, if available, (iii) to the Company, (iv) to an Affiliate of a Purchaser, or (v) in an Offshore Transaction in accordance with Rule 903 or Rule 904 of Regulation S, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b) The Purchasers agree to the imprinting, so long as it is required by applicable law and regulation, of a legend on any of the Shares in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND HAVE BEEN OFFERED AND SOLD IN AN OFFSHORE TRANSACTION IN RELIANCE UPON REGULATION S UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S) (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, (III) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (IV) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

4.2 Integration. The Company shall not sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares.

4.3 Securities Law Disclosure; Publicity. The Company shall, within the time required by applicable law and the rules of Nasdaq, furnish to the Commission a Report of Foreign Private Issuer on Form 6-K disclosing the material terms of the transactions contemplated hereby and, if required or if the Company determines it to be appropriate, furnishing this Agreement as an exhibit thereto. Each of the Company, on the one hand, and each Purchaser, on the other hand, may, in its sole discretion, issue press releases or make public statements with respect to the transactions contemplated hereby for its own account; provided that no party shall include the name of, or any information specifically relating to, the other party in any such press release or public statement without the prior written consent of such other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Company may make such disclosures as it determines in good faith are required under applicable law or the rules and regulations of the SEC (including any filing with the SEC) without the consent of any Purchaser.

4.4 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.5 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.3, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Purchaser or his, her, or its agents or counsel with any information that constitutes, or that the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential.

4.6 Certain Transactions and Confidentiality. Each Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release described in Section 4.3 or a Report on Form 6-K or other public disclosure. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.3 or a Report on Form 6-K or other public disclosure, such Purchaser will maintain the confidentiality of the existence and terms of this transaction.

4.7 Listing of Shares; Reporting Status. The Company shall timely submit all notifications, applications and other materials required by the rules of Nasdaq in connection with the issuance of the Shares and shall use its commercially reasonable efforts to cause the Shares to be approved for listing on Nasdaq, subject to official notice of issuance. For so long as any Purchaser holds any of the Shares, but in no event longer than twelve (12) months following the Closing Date, the Company shall use its commercially reasonable efforts to (a) maintain the listing and trading of its Class B ordinary shares on a Trading Market, (b) comply in all material respects with the reporting, filing and other obligations under the rules of such Trading Market, and (c) timely file or furnish all reports required to be filed or furnished by it with the Commission under the Exchange Act. Nothing in this Agreement shall be construed as a representation that the Shares will be freely tradable, or free of the restrictions of Regulation S, by reason of their listing on Nasdaq.

4.8 No Registration Rights. The Purchasers acknowledge and agree that the Company has no obligation under this Agreement to register the offer, sale or resale of any Shares under the Securities Act or any state securities laws.

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by the Company or by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not occurred on or before the date that is thirty (30) calendar days after the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 5.1 shall not be available to any party whose breach of this Agreement has been the principal cause of the failure of the Closing to occur by such date, and no such termination will affect the right of any party to sue for any breach by the other party.

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery, and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes, and other taxes and duties levied in connection with the delivery of any Shares to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the fourth Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon the Purchasers and holders of Shares and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8 Governing Law and Dispute Resolution. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement and the Transaction Documents (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or that such court is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and the Transaction Documents and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Agreement and the Transaction Documents, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger or a sale of all or substantially all of the Company’s assets). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to such assigning Purchaser, and provided further that no such assignment shall be effective unless the Company has given its prior written consent, not to be unreasonably withheld or delayed.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares for a period of twelve (12) months following the Closing Date, after which they shall expire and be of no further force or effect; provided, however, that the representations and warranties set forth in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(d), 3.2(a), 3.2(c), and 3.2(k) shall survive indefinitely.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such that may be hereafter declared invalid, illegal, void, or unenforceable.

5.13 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.14 Construction. The parties hereto agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations, and other similar transactions of Shares that occur after the date of this Agreement.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defence that a remedy at law would be adequate.

5.16 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, EACH OF THE PARTIES KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature pages follow]

[Securities Purchase Agreement – Company Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Trident Digital Tech Holdings Ltd		For Notice:

By:		Email: [*]
Name:	Soon Huat Lim	Address: [*]
Title:	Chairman and Chief Executive Officer

[Securities Purchase Agreement – Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Shares to Purchaser (if not same as address for notice):

Subscription Amount (in USD): US$______________

Subscription Amount (in USDT): ______________ USDT

Subscription Amount (in USDC): ______________ USDC

Total Subscription Amount (US$ equivalent): US$______________

Purchaser Digital Wallet address and network (if paying in Digital Assets): ______________

Number of Shares (at US$0.40 per Share):

Exhibit A

DIGITAL ASSET SETTLEMENT INSTRUCTIONS

Trident Digital Tech Holdings Ltd (the “Company”) is delivering these Digital Asset Settlement Instructions (these “Instructions”) to the purchasers party to the Securities Purchase Agreement dated as of September 8, 2026, among the Company and such purchasers (the “Agreement”), in connection with the purchase of Class B ordinary shares of the Company (the “Shares”). Capitalized terms used but not defined herein have the meanings given to them in the Agreement. The Company hereby provides the following wallet addresses and applicable blockchain networks for the transfer of any Digital Asset Amount payable by a Purchaser pursuant to the Agreement:

1.	USDT — ERC-20

Company Wallet Address: [*]

2.	USDT — TRC-20

Company Wallet Address: [*]

The Purchaser shall transfer the applicable Digital Asset Amount only to the applicable Company Wallet Address specified above and using the corresponding blockchain network. The Purchaser shall verify the applicable wallet address and blockchain network prior to initiating the transfer.

Trident Digital Tech Holdings Ltd

By:
Name:	Soon Huat Lim
Title:	Chairman and Chief Executive Officer
Date of Instructions

EXHIBIT B

FORM OF REGULATION S INVESTOR CERTIFICATE

The undersigned (the “Purchaser”) is delivering this Regulation S Investor Certificate (this “Certificate”) to Trident Digital Tech Holdings Ltd (the “Company”) in connection with the Purchaser’s purchase of Class B ordinary shares of the Company (the “Shares”) pursuant to the Securities Purchase Agreement dated as of September 8, 2026, among the Company and the purchasers party thereto (the “Agreement”). Capitalized terms used but not defined herein have the meanings given to them in the Agreement. The Purchaser understands that the Company is relying on the accuracy and completeness of this Certificate in determining that the offer and sale of the Shares to the Purchaser are exempt from the registration requirements of the Securities Act pursuant to Regulation S. The Purchaser hereby certifies, represents and warrants to the Company as follows:

1. Identity. Legal name of Purchaser: ______________________. Jurisdiction of organization (or, if an individual, citizenship): ______________________. Principal address (or, if an individual, residential address): ______________________. Name and jurisdiction of each beneficial owner of the Shares, if other than the Purchaser: ______________________.

2. Non-U.S. Person. The Purchaser is not a “U.S. person” as defined in Rule 902(k) of Regulation S and is not acquiring the Shares for the account or benefit of any U.S. person. If the Purchaser is an entity, the Purchaser was not organized under the laws of the United States and was not formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act.

3. Offshore Transaction. The Purchaser was located outside the United States at the time the offer of the Shares was received by it and at the time its buy order for the Shares was originated, is located outside the United States at the time of execution of this Certificate and the Agreement, and is acquiring the Shares in an “offshore transaction” as defined in Rule 902(h) of Regulation S.

4. No Directed Selling Efforts. The Purchaser did not receive the offer of the Shares, and is not purchasing the Shares, as a result of any “directed selling efforts” (as defined in Rule 902(c) of Regulation S), and, to the Purchaser’s knowledge, no directed selling efforts have been made in the United States in connection with the offer or sale of the Shares to the Purchaser.

5. No Pre-Arranged U.S. Resale. The Purchaser has not pre-arranged any sale of the Shares to a buyer in the United States or to any U.S. person, and has no present intention or arrangement to resell or transfer the Shares to a U.S. person or into the United States.

6. Resale Restrictions. The Purchaser understands that the Shares have not been registered under the Securities Act and agrees that any offer, sale, pledge or other transfer of the Shares will be made only in accordance with Regulation S, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Purchaser will not engage in hedging transactions with respect to the Shares unless in compliance with the Securities Act.

7. Sophistication. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

8. Sanctions; AML; Source of Funds. The representations and warranties of the Purchaser set forth in Section 3.2(k) of the Agreement are true and correct as of the date hereof.

9. Form of Payment. The Purchaser will pay its Subscription Amount as follows (complete as applicable): US$______________ by wire transfer; ______________ USDT [network: ______________]; ______________ USDC [network: ______________]. Purchaser Digital Wallet address(es) from which any Digital Assets will be transferred: ______________________. The Purchaser will transfer Digital Assets only on the network and to the Company Wallet specified in the Company’s confidential settlement instructions.

10. Local Law. The Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the purchase of the Shares, including any governmental or other consents that may need to be obtained and any income tax or other tax consequences that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares, and the Company’s offer and sale of the Shares to the Purchaser will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

The Purchaser agrees to notify the Company promptly if any of the foregoing ceases to be true prior to the Closing Date, and acknowledges that the Company and its counsel may rely upon this Certificate.

[Signature Page to Regulation S Investor Certificate]

IN WITNESS WHEREOF, the undersigned has executed this Regulation S Investor Certificate as of the date first written above.

PURCHASER:

Name:

Signature of Authorized Signatory:

Name of Authorized Signatory:

Title:

Address: